Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 3, 2026, with respect to the consolidated financial statements of Novartis AG, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG AG

Basel, Switzerland

February 4, 2026